Exhibit 99.(h)(v)

LETTER AMENDMENT

July 24, 2019

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn: Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Securities Trust (the “Trust”), a party to the Agency Agreement by and among each of the funds within the Lord Abbett Family of Funds and DST Systems, Inc. (“DST”) dated January 1, 2017 (the “Agreement”), hereby requests an amendment to Schedule A of the Agreement as a result of the following changes within the Lord Abbett Family of Funds:

(1)	Effective July 24, 2019, the Trust’s trustees executed an Amendment to the Declaration and Agreement of Trust to add Lord Abbett Durable Growth Fund (the “Fund”), a series of the Trust;

(2)	It is the Trust’s desire to have DST render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to each Fund under the terms of the Agreement; therefore, we request that DST agree, in writing, to provide such services to the Funds thereby making the Fund a series under the terms of the Agreement. Attached is the revised Schedule A, amended to reflect the changes in the Lord Abbett Family of Funds.

Accordingly, we appreciate your prompt attention to this matter. Please indicate DST’s acceptance by signing below.

On Behalf of:

Lord Abbett Securities Trust

By:	/s/ John T. Fitzgerald
John T. Fitzgerald
Vice President and Assistant Secretary

Accepted:

/s/ Chuck Davis

Chuck Davis, Managing Director, Strategic Relationship

Full Service – DST Systems, Inc.

Enclosures

SCHEDULE A (amended as of July 24, 2019)1

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated January 1, 2017 by and between DST Systems, Inc. and the Lord Abbett Family of Funds. Capitalized terms used herein but not defined in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds comprising the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Credit Opportunities Fund

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Equity Trust

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund

Lord Abbett Emerging Markets Corporate Debt Fund

Lord Abbett Global Bond Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Core Plus Bond Fund

Lord Abbett Corporate Bond Fund

Lord Abbett Floating Rate Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Inflation Focused Fund

Lord Abbett Multi-Asset Balanced Opportunity Fund

Lord Abbett Multi-Asset Income Fund

Lord Abbett Short Duration Core Bond Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett California Tax-Free Income Fund

Lord Abbett High Yield Municipal Bond Fund

Lord Abbett Intermediate Tax Free Fund

[1]	As amended to reflect the addition of Lord Abbett Durable Growth Fund, a series of Securities Trust.

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

Lord Abbett Short Duration High Yield Municipal Bond Fund

Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.

Lord Abbett Calibrated Dividend Growth Fund

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund

Lord Abbett Durable Growth Fund

Lord Abbett Focused Growth Fund

Lord Abbett Focused Large Cap Value Fund

Lord Abbett Focused Mid Cap Value Fund2

Lord Abbett Focused Small Cap Value Fund3

Lord Abbett Fundamental Equity Fund

Lord Abbett Global Equity Research Fund

Lord Abbett Global Select Equity Fund

Lord Abbett Growth Leaders Fund

Lord Abbett Health Care Fund

Lord Abbett International Equity Fund

Lord Abbett International Opportunities Fund

Lord Abbett International Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio

Calibrated Dividend Growth Portfolio

Developing Growth Portfolio

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

Mid Cap Stock Portfolio

Short Duration Income Portfolio

Total Return Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

[2]	As amended January 25, 2019 to reflect the addition of Lord Abbett Focused Mid Cap Value Fund, a series of Lord Abbett Securities Trust.
[3]	Effective July 1, 2019, Lord Abbett Micro-Cap Value Fund was renamed Lord Abbett Focused Small Cap Value Fund.